ExhibitExhibit 99.2 99.2 99.1 MISSION MEDICAL OFFICE PORTFOIO MISSION VIEJO, CA

Table of Contents Company Overview Company Information 3 Second Quarter and Year-to-Date 2018 Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 10 Capitalization, Interest Expense and Covenants 11 Debt Composition and Maturity Schedule 12 Portfolio Information Investment Activity 13 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 14 Development and Redevelopment Summary and Capital Expenditures 15 Same-Property Performance and NOI 16 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 17 Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations 18 Key Health System Relationships and Highlights 19 Financial Statements Condensed Consolidated Balance Sheets 20 Condensed Consolidated Statements of Operations 21 Condensed Consolidated Statements of Cash Flows 22 Reporting Definitions 23 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. 2Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings in the United States, comprising over 24.2 million square feet of GLA, with over $7.0 billion invested primarily in medical office buildings. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s Website, Facebook, LinkedIn and Twitter. Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer K. Ann Atkinson I Senior Vice President - Acquisitions Caroline E. Chiodo I Senior Vice President - Finance Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 2Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICE

24+
MILLION SQUARE FEET

94%
INTERNALLY MANAGED

~17M SF
ON-CAMPUS
(Largest on-campus owner in U.S.)

5.8x
Net Debt/ Adjusted EBITDA*re*

BEST IN CLASS PORTFOLIO
FOCUSED IN 20-25 KEY CONCENTRATED GEOGRAPHIC MARKETS

10 MARKETS ~ 1M+ SF   16 MARKETS > 500K SF



Indianapolis, IN
Pittsburgh, PA
Boston, MA
Hartford, CT
Greenville, SC
Phoenix, AZ
Atlanta, GA
Houston, TX
Dallas, TX
Miami, FL

SF	Market	Invested $'s
1.0M	Boston, MA	411M
969K	Harford/New Haven, CT	278M
881K	Albany, NY	179M
333K	White Plains, NY	126M
3.2M	**TOTAL NORTHEAST**	**$994M**
1.4M	Indianapolis, IN	282M
1.1M	Pittsburgh, PA	149M
323K	Columbus, OH	77M
2.8M	**TOTAL MIDWEST**	**$508M**

SF	Market	Invested $'s
1.1M	Atlanta, GA	325M
632K	Raleigh, NC	194M
965K	Greenville, SC	179M
334K	Charlotte, NC	95M
290K	Charleston, SC	75M
3.3M	**TOTAL SOUTHEAST**	**$868M**

SF	Market	Invested $'s
2.1M	Dallas, TX	843M
1.6M	Houston, TX	431M
408K	Austin, TX	164M
4.1M	**TOTAL TEXAS**	**$1,438M**

SF	Market	Invested $'s
954K	Tampa, FL	351M
995K	Miami, FL	229M
511K	Orlando, FL	156M
2.5M	**TOTAL FLORIDA**	**$736M**

- HTA Properties
- HTA Market with ~ 1 Million+ SF
- PM Offices

FULL SERVICE OPERATING PLATFORM

Best in Class Full Service Operating Platform

Property Management

Leasing

Facilities & Engineering

Construction & Development

FOCUS AND SCALE

94% of Portfolio in Key Markets & Top 75 MSAs

Platform with Scale Creates:

Local Expertise

Strong Relationships

Operational Benefits

Access to Better Performing Markets

DIVERSIFICATION

450 Buildings throughout **33** States

Top Tenant < 4.3% of ABR

Top Market < 9.6% of ABR

Size & Diversification provides stability of cash flows

INVESTMENT GRADE BALANCE SHEET

BBB/Baa2
Credit Rating

5.8x
Net Debt/ Adjusted EBITDA*re*

$1.0B
Liquidity

2Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: DECADE OF VALUE CREATION Normalized FFO/Share Same Store Growth 4% $0.43 $0.42 $0.42 $0.41 $0.41 $0.41 $0.41 $0.40 $0.40 $0.40 $0.40 $0.39 $0.39 $0.39 3.3% 3.2% $0.37 3.1% 3.1% 3.1% 3.1% 3.0% 3% 2.9% 2.9% 3.0% $0.34 2.8% HTA Avg. 2.6% $0.31 2.3% $0.28 2.4% REIT MOB $0.25 2% Avg. 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Annual Investments Top Health Systems 2012 $294,937 » Adventist Health » Highmark-Allegheny Health Network 2013 $397,826 » Atrium Health » Hospital Corporation of America 2014 $439,530 » Ascension Health » Mercy 2015 $271,510 » Baylor Scott & White Health » Providence St. Joseph Health 2016 $700,764 » Boston Medical Center » Steward Health Care System 2017 $2,722,467 » Community Health Systems » Tenet Healthcare System 2018 $12,269 » Duke Health » Tufts Medical Center $0 $800,000 $1,600,000 $2,400,000 » Greenville Health System » UNC Health Care $ (Thousands) DELIVERING SHAREHOLDER VALUE 8.6% Annualized Average Total Returns Since First Distribution in 2006 to June 30, 2018 2Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 5

Company Overview Operating Second Quarter 2018: • Net Income Attributable to Common Stockholders: Increased 359.3% to $15.3 million, compared to Q2 2017. Earnings per diluted share increased 333.3% to $0.07 per diluted share, compared to Q2 2017. • Funds From Operations (“FFO”): As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), increased 55.8%, to $84.4 million, compared to Q2 2017. FFO per diluted share increased 33.3%, to $0.40 per diluted share, compared to Q2 2017. • Normalized FFO: Increased 22.2%, to $85.1 million, compared to Q2 2017. Normalized FFO per diluted share increased 5.1%, to $0.41 per diluted share, compared to Q2 2017. • Normalized Funds Available for Distribution (“FAD”): Increased 19.2%, to $72.2 million, compared to Q2 2017. • Same-Property Cash Net Operating Income (“NOI”): Increased $1.9 million, or 2.6%, to $77.9 million, compared to Q2 2017. Excluding the MOBs located on its Forest Park Dallas campus, Same-Property Cash NOI growth would have been 3.1%. Year-to-Date 2018: • Net Income Attributable to Common Stockholders: Increased 229.7%, to $25.1 million, compared to 2017. Earnings per diluted share increased 140.0%, to $0.12 per diluted share, compared to 2017. • FFO: As defined by NAREIT, increased 47.7%, to $169.0 million, compared to 2017. FFO per diluted share increased 15.7%, to $0.81 per diluted share, compared to 2017. • Normalized FFO: Increased 31.1%, to $170.1 million, compared to 2017. Normalized FFO per diluted share increased 2.5%, to $0.81 per diluted share, compared to 2017. • Normalized FAD: Increased 30.6%, to $148.2 million, compared to 2017. • Same-Property Cash NOI: Increased $3.7 million, or 2.5%, to $154.1 million, compared to 2017. Excluding the MOBs located on its Forest Park Dallas campus, Same-Property Cash NOI growth would have been 2.8%. Portfolio • Leasing: During the three months ended June 30, 2018, HTA entered into new and renewal leases on approximately 1.0 million square feet of gross leasable area (“GLA”), or 4.2% of its portfolio. Tenant retention for the Same-Property portfolio was 86% by GLA for the quarter, which included approximately 0.7 million square feet of GLA of total expiring leases. Re-leasing spreads for renewal leases on a cash basis were 1.1%. Renewal leases included tenant improvements of $1.66 per square foot of GLA per year of the lease term and approximately one day of free rent per year of the lease term during the three months ended June 30, 2018. • Leased Rate: As of June 30, 2018, HTA had a leased rate for its portfolio of 91.9% by GLA and an occupancy rate of 90.9% by GLA. • Forest Park Update: During the six months ended June 30, 2018, HTA entered into approximately 41,000 square feet of GLA of new leases on the former Forest Park Dallas campus. • Development/Redevelopment: During the three months ended June 30, 2018, HTA announced a new development in its key gateway market of Miami, Florida and commenced two redevelopments, including an agreement to build a new on-campus MOB in the Raleigh, North Carolina market. The projects will have total expected construction costs of approximately $70.6 million and are approximately 78% pre-leased to major health systems. These projects include: ▪ Jackson South MOB (Miami, Florida): In April 2018, HTA entered into an agreement to develop a new 51,000 square foot MOB located adjacent to the Jackson South Hospital in Coral Reef, Florida. Total development costs are estimated to be $21.6 million and the building is 70% pre-leased to the hospital. Construction is expected to begin in 2019. ▪ Cary MOB (Raleigh, North Carolina): HTA announced it will redevelop the Medical Park of Cary, its existing 90,000 square foot medical park located adjacent to WakeMed Health & Hospital’s (“WakeMed”), a leading health system based in Raleigh, North Carolina. As part of the project, HTA will take down four existing buildings totaling 45,000 square feet of GLA and build a new 125,000 square foot Class A MOB. Following this development, Medical Park of Cary will increase to approximately 170,000 square feet of GLA, including buildings that will remain operational through construction. Construction is expected to begin in the spring of 2019, with delivery by 2021 and is expected to cost $43.0 million. 2Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 6

Company Overview Portfolio - Cont. • Investments: During the six months ended June 30, 2018, HTA invested $8.4 million to acquire an MOB of approximately 24,000 square feet of GLA in Raleigh, North Carolina, that was 100% leased as of the acquisition date to Duke Health System. In addition, HTA invested $3.9 million to consolidate its ownership interests in several other MOBs. • Dispositions: Subsequent to June 30, 2018, HTA entered into agreements to sell its Greenville, South Carolina MOB portfolio for a total of $294.3 million in two transactions, including the sale of a single MOB for $9.3 million that has closed subsequent to June 30, 2018 which was classified as held for sale as of June 30, 2018. The remaining properties are expected to close in August 2018. HTA has additional properties under contract to sell which would total up to an additional $60 million of gross proceeds. These properties are subject to customary closing conditions and no closings are assured. HTA intends to use the net proceeds to pay down debt, repurchase shares of its common stock, to invest in acquisitions and developments in markets where it believes it can utilize its property management and leasing platform to drive incremental returns, and for general corporate purposes. 2017 Investment Performance • Cash NOI: During the three months ended June 30, 2018, HTA generated $34.8 million of Cash NOI on its 2017 investments, including its investment in its unconsolidated joint venture. This Cash NOI includes over $2.2 million of income from property management and building engineering services provided to its tenants. As of June 30, 2018, HTA’s run rate yield on its 2017 investments was approximately 5.3%, which included the full year impact of new leases which have been executed, but which have not yet commenced. • Development: As of part the 2017 investments, HTA acquired seven development projects that were under construction and not stabilized at the date of acquisition. Prior to this quarter, HTA had completed five of the seven development projects. During the period ended June 30, 2018, HTA completed the development MOB of Memorial Hermann in Houston, Texas. This MOB was 100,000 square feet of GLA and 100% pre-leased to the hospital. The remaining development has been completed in July 2018. As of June 30, 2018, the six completed development properties were 87% leased and generated $1.9 million of Cash NOI. HTA believes it is currently in the late stages of lease negotiations for an additional 33,000 square feet of GLA that would bring the leased rate on these development properties to 88%, if completed. In total, the seven development properties are projected to generate between approximately $2.5 million and $2.8 million in quarterly Cash NOI upon completion and stabilization. Balance Sheet and Capital Markets • Balance Sheet: As of June 30, 2018, HTA had total leverage of 31.8% measured as debt less cash and cash equivalents to total capitalization, and 5.8x measured as debt less cash and cash equivalents to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). Total liquidity at the end of the quarter was $1.0 billion, including $994.5 million of availability under HTA’s unsecured revolving credit facility and $26.2 million of cash and cash equivalents. • Debt: During the three months ended June 30, 2018, HTA paid down $96.0 million on its $286.0 million promissory note to the seller, as lender, in the Duke acquisition. The interest rate on the promissory note is 4% per annum. • Equity: In June 2018, HTA settled its forward sale arrangement pursuant to its forward equity agreement, which included approximately 2.6 million shares of its common stock for net proceeds of approximately $73.8 million, adjusted for costs to borrow equating to a net price to HTA of $28.94 per share of common stock. • Share Repurchase Plan: On June 8, 2018, HTA’s Board of Directors approved a stock repurchase plan authorizing HTA to purchase up to $100 million of its common stock from time to time prior to the expiration thereof on June 7, 2020. During June 2018, pursuant to this plan, HTA repurchased 333,002 shares of its common stock, at an average price of $26.26 per share, for an aggregate amount of $8.7 million. In August 2018, HTA’s Board of Directors terminated the foregoing plan and adopted a new plan with an increased share repurchase authorization of up to $300 million. Subsequent Events • Debt: Subsequent to June 30, 2018, HTA’s operating partnership, HTALP, entered into a modification of its $200.0 million unsecured term loan due in 2023. This modification decreased pricing at HTA’s current credit rating by 65 bps from LIBOR plus 165 bps to LIBOR plus 100 bps. The maturity date was also extended by five months to January 2024. The other material terms of the unsecured term loan prior to the modification remained substantially unchanged. • Dividends: On August 2, 2018, HTA’s Board of Directors announced an increased quarterly dividend of $0.310 per share of common stock and per OP Unit. The quarterly dividend is to be paid on October 5, 2018 to stockholders of record of its common stock and holders of its OP Units on October 2, 2018. 2Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 7

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	2Q18	1Q18	4Q17	3Q17	2Q17
INCOME ITEMS					
Revenues	$ 173,332	$ 175,661	$ 173,770	$ 175,994	$ 139,879
NOI [(1)(2)]	119,779	119,639	120,497	119,663	96,419
Adjusted EBITDAre, annualized [(1)(3)]	456,596	461,212	457,540	457,716	442,316
FFO [(1)(3)]	84,394	84,615	85,562	84,248	54,185
Normalized FFO [(1)(3)]	85,087	84,987	86,732	85,449	69,643
Normalized FAD [(1)(3)]	72,230	75,924	72,610	74,767	60,618
Net income (loss) attributable to					
common stockholders per diluted share	$ 0.07	$ 0.05	$ 0.20	$ 0.07	$ (0.03)
FFO per diluted share	0.40	0.40	0.41	0.41	0.30
Normalized FFO per diluted share	0.41	0.41	0.42	0.42	0.39
Same-Property Cash NOI growth [(4)]	2.6%	2.3%	2.8%	2.9%	3.1%
Fixed charge coverage ratio [(5)]	4.10x	4.28x	4.36x	4.35x	4.39x

	As of				
	2Q18	1Q18	4Q17	3Q17	2Q17
ASSETS					
Gross real estate investments	$ 7,015,665	$ 7,000,502	$ 6,969,565	$ 6,977,851	$ 6,796,889
Total assets	6,302,130	6,359,835	6,449,582	6,413,522	6,366,758
CAPITALIZATION					
Net debt [(6)]	$ 2,657,340	$ 2,724,048	$ 2,680,675	$ 2,856,758	$ 2,784,162
Total capitalization [(7)]	8,357,574	8,257,732	8,959,516	8,959,887	9,154,526
Net debt/total capitalization [(6)]	31.8%	33.0%	29.9%	31.9%	30.4%

(1) Refer to pages 23 and 24 for the reporting definitions of NOI, Adjusted EBITDAre, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 10 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDAre divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.
(6) For the periods ending 4Q17 - 2Q18 amounts and calculation based on net debt. All prior periods presented were based on total debt. Refer to page 11 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt (for 4Q17 - 2Q18) at the end of the period. All prior periods presented were based on total debt. Refer to page 11 for details.

2Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot

(as of June 30, 2018)

Investments in Real Estate (1)	$	7.0
Total portfolio GLA (2)		24.2
Leased rate (3)		91.9%
Same-Property portfolio tenant retention rate (YTD) (4)		84%
% of GLA managed internally		94%
% of GLA on-campus/adjacent		70%
% of invested dollars in key markets & top 75 MSAs (5)		94%
Investment grade tenants (6)		48%
Credit rated tenants (6)		61%
Weighted average remaining lease term for all buildings (7)		5.7
Weighted average remaining lease term for single-tenant buildings (7)		7.6
Weighted average remaining lease term for multi-tenant buildings (7)		4.7
Credit ratings (by Moody's and Standard & Poor's)		Baa2(Negative)/BBB(Stable)
Cash and cash equivalents (2)	$	26.2
Net debt/total capitalization		31.8%
Weighted average interest rate per annum on portfolio debt (8)		3.56%

Building Type

% of Portfolio (based on GLA)


Medical Office Buildings
95%
Senior Care
1%
Hospitals
4%

Presence in Top MSAs (9)

% of Portfolio (based on invested dollars)


Indianapolis, IN
4.0%
Hartford/New Haven, CT
4.0%
Atlanta, GA
4.7%
Tampa, FL
5.0%
Phoenix, AZ
3.8%
Denver, CO
3.5%
Boston, MA
5.9%
Orange County/Los Angeles, CA
3.4%
Houston, TX
6.2%
Dallas, TX
12.1%
All Other Markets
6.1%
Remaining Top MSAs
41.3%

(1) Amount presented in billions. Refer to page 23 for the reporting definition of Investments in Real Estate.
(2) GLA and cash presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 24 for the reporting definition of Retention.
(5) Refer to page 23 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts based on annualized base rent.
(7) Amounts presented in years.
(8) Includes the impact of interest rate swaps.
(9) Refer to page 14 for a detailed table of HTA' s Key Markets and Top 75 MSA Concentration.

HTA LISTED NYSE

2Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 9

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended		Six Months Ended	
	2Q18	2Q17	2Q18	2Q17
Net income (loss) attributable to common stockholders	$ 15,346	$ (5,918)	$ 25,148	$ 7,627
Depreciation and amortization expense related to investments in real estate	68,585	54,968	138,441	101,657
Gain on sale of real estate, net	—	—	—	(3)
Impairment	—	5,093	4,606	5,093
Proportionate share of joint venture depreciation and amortization	463	42	814	42
FFO attributable to common stockholders	$ 84,394	$ 54,185	$ 169,009	$ 114,416
Transaction expenses	252	430	443	714
Gain on change in fair value of derivative financial instruments, net	—	(45)	—	(884)
Loss on extinguishment of debt, net	—	10,386	—	10,418
Noncontrolling income from partnership units included in diluted shares	297	44	478	469
Other normalizing items, net [1]	144	4,643	144	4,643
Normalized FFO attributable to common stockholders	$ 85,087	$ 69,643	$ 170,074	$ 129,776
Other income	(5)	(6)	(40)	(14)
Non-cash compensation expense	2,224	1,309	5,703	3,839
Straight-line rent adjustments, net	(2,377)	(1,616)	(5,543)	(2,825)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	559	511	1,310	784
Deferred revenue - tenant improvement related	(38)	(11)	(69)	(11)
Amortization of deferred financing costs and debt discount/premium, net	1,291	853	2,580	1,639
Recurring capital expenditures, tenant improvements and leasing commissions	(14,511)	(10,065)	(25,861)	(19,705)
Normalized FAD attributable to common stockholders	$ 72,230	$ 60,618	$ 148,154	$ 113,483
Net income (loss) attributable to common stockholders per diluted share	$ 0.07	$ (0.03)	$ 0.12	$ 0.05
FFO adjustments per diluted share, net	0.33	0.33	0.69	0.65
FFO attributable to common stockholders per diluted share	$ 0.40	$ 0.30	$ 0.81	$ 0.70
Normalized FFO adjustments per diluted share, net	0.01	0.09	0.00	0.09
Normalized FFO attributable to common stockholders per diluted share	$ 0.41	$ 0.39	$ 0.81	$ 0.79
Weighted average diluted common shares outstanding [2]	209,259	180,672	209,218	163,490

Adjusted EBITDA*re* [3]	Three Months Ended
	2Q18
Net income	$ 15,657
Interest expense	26,305
Depreciation and amortization expense	69,104
Proportionate share of joint venture depreciation and amortization	463
EBITDAre	$ 111,529
Transaction expenses	252
Non-cash compensation expense	2,224
Other normalizing items, net	144
Adjusted EBITDA*re*	114,149
Adjusted EBITDAre, annualized	$ 456,596

(1) For the three and six months ended 2Q17, other normalizing items include $4.6 million of non-incremental costs related to the Duke acquisition that were included in transaction expenses on HTA's condensed consolidated statements of operations.
(2) For the three months ended 2Q17, these securities are anti-dilutive on a GAAP basis as a result of HTA's net loss, but are considered dilutive on a non-GAAP basis in periods where we report non-GAAP net income.
(3) Refer to page 23 for the reporting definitions of EBITDAre as defined by NAREIT and Adjusted EBITDAre as previously defined as Adjusted EBITDA.

2Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 10

Financial Information

Capitalization, Interest Expense and Covenants

(as of June 30, 2018, dollars and shares in thousands, except stock price)

Capitalization

Unsecured revolving credit facility	$ —
Unsecured term loans	500,000
Unsecured senior notes	1,850,000
Secured mortgage loans	353,225
Deferred financing costs, net	(14,440)
Discount, net	(5,254)
Total debt	$ 2,683,531
Less: cash and cash equivalents	26,191
Net debt	$ 2,657,340
Stock price (as of June 30, 2018)	$ 26.96
Total diluted common shares outstanding	211,433
Equity capitalization	$ 5,700,234
Total capitalization	$ 8,357,574
Total undepreciated assets	$ 7,448,390
Gross book value of unencumbered assets	$ 6,414,594
Total debt/undepreciated assets	36.0%
Net debt/total capitalization	31.8%
Net debt/Adjusted EBITDA*re* ratio	5.8x



Equity 68%
Secured Debt 4%
Unsecured Debt 28%

Interest Expense

	Three Months Ended		Six Months Ended	
	2Q18	2Q17	2Q18	2Q17
Interest (income) expense related to derivative financial instruments	$ (186)	$ 239	$ (128)	$ 563
Gain on change in fair value of derivative financial instruments, net [(1)]	—	(45)	—	(884)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(186)	194	(128)	(321)
Interest expense related to debt	26,491	17,706	52,686	33,764
Total interest expense	$ 26,305	$ 17,900	$ 52,558	$ 33,443
Interest expense excluding net change in fair value of derivative financial instruments	$ 26,305	$ 17,945	$ 52,558	$ 34,327

Covenants

Bank Loans	Required	2Q18
Total leverage	≤ 60%	35%
Secured leverage	≤ 30%	5%
Fixed charge coverage	≥ 1.50x	4.10x
Unencumbered leverage	≤ 60%	33%
Unencumbered coverage	≥ 1.75x	3.71x

Senior Notes	Required	2Q18
Total leverage	≤ 60%	37%
Secured leverage	≤ 40%	5%
Unencumbered asset coverage	≥ 150%	286%
Interest coverage	≥ 1.50x	4.26x

(1) In March 2017, HTA designated its derivative financial instruments as cash flow hedges.

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Healthcare Trust of America, Inc. I 11

Financial Information Debt Composition and Maturity Schedule (as of June 30, 2018, dollars in thousands) Debt Composition Unsecured Revolving Unsecured Unsecured Unsecured Unsecured Unsecured Credit Secured Senior Senior Unsecured Senior Unsecured Senior Senior Facility due Mortgage Notes due Notes due Term Loan Notes due Term Loan Notes due Notes due 2022 (1) Loans 2021 2022 due 2023 2023 due 2023 2026 2027 Total 2018 $ — $ 3,296 $ — $ — $ — $ — $ — $ — $ — $ 3,296 2019 — 107,676 — — — — — — — 107,676 2020 — 146,678 — — — — — — — 146,678 2021 — 5,772 300,000 — — — — — — 305,772 2022 — 63,063 — 400,000 — — — — — 463,063 Thereafter — 26,740 — — 300,000 300,000 200,000 350,000 500,000 1,676,740 Subtotal — 353,225 300,000 400,000 300,000 300,000 200,000 350,000 500,000 2,703,225 Deferred financing costs, net — (161) (1,314) (2,514) (2,165) (1,653) (1,511) (1,315) (3,807) (14,440) Premiums (discounts), net — 1,372 (1,001) (200) — (1,216) — (1,893) (2,316) (5,254) Total $ — $ 354,436 $ 297,685 $ 397,286 $ 297,835 $ 297,131 $ 198,489 $ 346,792 $ 493,877 $ 2,683,531 Stated rate (2) 3.18% 4.40% 3.38% 2.95% 3.28% 3.70% 3.78% 3.50% 3.75% 3.59% Hedged rate (3) 3.18% 4.50% 3.38% 2.95% 3.28% 3.70% 3.27% 3.50% 3.75% 3.56% Debt Maturity Schedule $1,800,000 $1,676,740 $1,600,000 $1,400,000 $1,200,000 $1,000,000 $800,000 $600,000 $463,063 $400,000 $305,772 $200,000 $146,678 $107,676 $3,296 $0 2018 2019 2020 2021 2022 Thereafter Secured Mortgage Loans Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2022 Unsecured Term Loan due 2023 ($300M) Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 ($200M) Unsecured Senior Notes due 2026 Unsecured Senior Notes due 2027 (1) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility. (2) The stated rate on the debt instrument as of the end of the period. (3) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. 2Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 12

Portfolio Information

Investment Activity

(as of June 30, 2018, dollars and GLA in thousands)

2018 Acquisitions

Property	Market	Date Acquired	% Leased at Acquisition	Purchase Price [1]	GLA
Medical Office Condos and Land	Various	January/February	100	$ 3,854	10
Sandy Forks MOB	Raleigh, NC	February	100	8,415	24
Total				$ 12,269	34

Annual Investments [1]

As of June 30, 2018, HTA has invested $7.0 billion primarily in MOBs, development properties and other healthcare assets comprising 24.2 million square feet of GLA.


$2,900,000
$2,300,000
$1,700,000
$1,100,000
$500,000
-$100,000
$413,150
$542,976
$455,950
$802,148
$68,314
$294,937
$397,826
$439,530
$271,510
$700,764
$2,722,467
$12,269
($82,885)
($35,685)
($39,483)
($85,150)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
Acquisitions
Dispositions

(1) Excludes real estate note receivables and corporate assets.

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Healthcare Trust of America, Inc. I 13

Portfolio Information

Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

(as of June 30, 2018, dollars and GLA in thousands)

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA [1]	% of Portfolio	Annualized Base Rent [2]	% of Annualized Base Rent
Southwest	$ 2,617,815	37.5%	8,129	33.5%	$ 180,207	34.0%
Southeast	2,018,032	28.9	7,354	30.3	161,315	30.5
Northeast	1,275,642	18.3	4,706	19.4	107,132	20.2
Midwest	1,064,193	15.2	4,038	16.7	80,224	15.2
Northwest	7,750	0.1	22	0.1	542	0.1
Total	$ 6,983,432	100%	24,249	100%	$ 529,420	100%

Key Markets and Top 75 MSA Concentration [3]

Key Markets	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Dallas, TX	$ 843,274	12.1%	2,052	8.5%	$ 50,024	9.5%
Houston, TX	430,979	6.2	1,583	6.5	31,562	6.0
Boston, MA	410,730	5.9	1,037	4.3	32,665	6.2
Tampa, FL	350,746	5.0	954	3.9	23,520	4.4
Atlanta, GA	325,186	4.7	1,088	4.5	23,339	4.4
Indianapolis, IN	281,768	4.0	1,396	5.8	24,780	4.7
Hartford/New Haven, CT	277,931	4.0	969	4.0	21,474	4.1
Phoenix, AZ	267,781	3.8	1,315	5.4	25,093	4.7
Denver, CO	246,957	3.5	538	2.2	17,298	3.3
Orange County/Los Angeles, CA	241,242	3.4	513	2.1	13,973	2.6
Miami, FL	228,624	3.3	995	4.1	21,929	4.1
Raleigh, NC	194,429	2.8	632	2.6	15,636	3.0
Chicago, IL	190,778	2.7	382	1.6	11,500	2.2
Albany, NY	179,253	2.6	881	3.6	16,134	3.0
Greenville, SC	179,070	2.6	965	4.0	17,925	3.4
Austin, TX	164,425	2.3	408	1.7	8,467	1.6
Orlando, FL	156,300	2.2	511	2.1	11,188	2.1
Pittsburgh, PA	148,612	2.1	1,094	4.5	20,799	3.9
White Plains, NY	126,144	1.8	333	1.4	8,098	1.5
Milwaukee, WI	116,082	1.7	368	1.5	6,594	1.2
Top 20 MSAs	5,360,311	76.7	18,014	74.3	401,998	75.9
Additional Top MSAs	1,198,886	17.2	4,528	18.7	91,290	17.3
Total Key Markets & Top 75 MSAs	$ 6,559,197	93.9%	22,542	93.0%	$ 493,288	93.2%

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Refer to page 23 for the reporting definition of Annualized Base Rent.
(3) Key markets are titled as such based on HTA's concentration in the respective MSA.

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Healthcare Trust of America, Inc. I 14

Portfolio Information

Development & Redevelopment Summary and Capital Expenditures

(as of June 30, 2018, dollars and GLA in thousands)

Development & Redevelopment Summary - Property Information

Development/Redevelopment	MSA	Total GLA	% Leased
Memorial Hermann Plaza II MOB	Houston, TX	100	100
Total Stabilized		100	100
Main Line Bryn Mawr MOB	Philadelphia, PA	101	61
Total Unstabilized		101	61
Development:			
Providence Facey MOB	Orange County/Los Angeles, CA	37	100
Jackson South MOB	Miami, FL	51	70
Redevelopment:			
Cypress Station MOB	Houston, TX	53	100
Cary MOB	Raleigh, NC	125	72
Total Construction in Progress		266	81%
Total Development and Redevelopment		467	81%

Development & Redevelopment Summary - Financial Information

Development/ Redevelopment	Completion/ Estimated Completion	Redevelopments Removed From Operations [(1)]	Total Construction Cost	Construction in Progress	Costs to Complete
Memorial Hermann Plaza II MOB	2Q18		$ 21,159	$ 11,899	$ 9,260
Total Stabilized			$ 21,159	$ 11,899	$ 9,260
Main Line Bryn Mawr MOB	1Q17		$ 32,891	$ 31,706	$ 1,185
Total Unstabilized			$ 32,891	$ 31,706	$ 1,185
Development:					
Providence Facey MOB	3Q18		$ 19,588	$ 15,235	$ 4,353
Jackson South MOB	1Q20		21,634	256	21,378
Redevelopment:					
Cypress Station MOB	4Q19	$ 5,882	6,000	—	6,000
Cary MOB	1Q21	6,013	42,965	304	42,661
Total Construction in Progress		$ 11,895	$ 90,187	$ 15,795	$ 74,392
Total Development and Redevelopment		$ 11,895	$ 144,237	$ 59,400	$ 84,837
Total construction costs/gross real estate investments		2.1%			

Development & Redevelopment Summary - Costs

	Three Months Ended 2Q18	Six Months Ended 2Q18
Development/redevelopment	$ 11,516	$ 25,597

Capital Expenditures

	Three Months Ended 2Q18	Six Months Ended 2Q18
Recurring capital expenditures	$ 4,007	$ 6,509
Tenant improvements - 2nd generation	7,410	13,863
Lease commissions [(2)]	3,094	5,489
Total recurring capital expenditures	$ 14,511	$ 25,861
Capital expenditures - 1st generation/acquisition	2,823	4,428
Tenant improvements - 1st generation	4,500	6,568
Total capital expenditures	$ 21,834	$ 36,857

(1) Represents the net book value for buildings placed in redevelopment and removed from HTA's same property count.
(2) For the three and six months ended 2Q18, lease commissions includes approximately $0.9 million and $2.2 million, respectively, of internal initial direct costs that may be subject to the adoption of Topic 842 (*Leases*) effective January 1, 2019.

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Healthcare Trust of America, Inc. I 15

Portfolio Information

Same-Property Performance and NOI

(as of June 30, 2018, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	2Q18	1Q18	2Q17	$ Change	% Change	$ Change	% Change
Rental revenue	$ 88,413	$ 87,721	$ 86,584	$ 692	0.8%	$ 1,829	2.1%
Tenant recoveries	23,184	24,913	25,386	(1,729)	(6.9)	(2,202)	(8.7)
Total rental income	111,597	112,634	111,970	(1,037)	(0.9)	(373)	(0.3)
Expenses	33,710	35,208	36,031	(1,498)	(4.3)	(2,321)	(6.4)
Same-Property Cash NOI	$ 77,887	$ 77,426	$ 75,939	$ 461	0.6%	$ 1,948	2.6%
Rental Margin [1]	88.1%	88.3%	87.7%				

	As of		
	2Q18	1Q18	2Q17
Number of buildings	321	321	321
GLA	15,941	15,941	15,923
Leased GLA, end of period	14,669	14,671	14,601
Leased %, end of period	92.0%	92.0%	91.7%
Occupancy GLA, end of period	14,478	14,484	14,459
Occupancy %, end of period	90.8%	90.9%	90.8%

NOI [2]

	Three Months Ended	
	2Q18	2Q17
Net income (loss)	$ 15,657	$ (5,852)
General and administrative expenses	8,725	8,472
Transaction expenses [3]	396	5,073
Depreciation and amortization expense	69,104	55,353
Impairment	—	5,093
Interest expense and net change in fair value of derivative financial instruments	26,305	17,900
Loss on extinguishment of debt, net	—	10,386
Income from unconsolidated joint venture	(403)	—
Other income	(5)	(6)
NOI	$ 119,779	$ 96,419
NOI percentage growth	24.2%	
NOI	$ 119,779	$ 96,419
Straight-line rent adjustments, net	(2,377)	(1,616)
Amortization of (below) and above market leases/leasehold interests, net	40	126
Notes receivable interest income and other GAAP adjustments	(19)	(240)
Cash NOI	$ 117,423	$ 94,689
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(33,664)	(11,973)
Redevelopment Cash NOI	(365)	(1,149)
Intended for sale Cash NOI	(5,507)	(5,628)
Same-Property Cash NOI	$ 77,887	$ 75,939
Same-Property Cash NOI percentage growth	2.6%	

(1) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(2) Refer to pages 23 and 24 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(3) For the three months ended 2Q17, transaction costs include $4.6 million of non-incremental costs related to the Duke acquisition.

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Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of June 30, 2018, dollars and GLA in thousands)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA [1]	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	119	21	6,458	26.6%	$ 147,233	27.8%
Multi-tenant	313	32	16,482	68.0	343,950	65.0
Other Healthcare Facilities						
Hospitals	15	7	954	3.9	32,864	6.2
Senior care	3	1	355	1.5	5,373	1.0
Total	450	33	24,249	100%	$ 529,420	100%

	Number of Buildings	Number of States	GLA [1]	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Net-Lease/Gross-Lease						
Net-lease	295	30	15,397	63.5%	$ 346,338	65.4%
Gross-lease	155	19	8,852	36.5	183,082	34.6
Total	450	33	24,249	100%	$ 529,420	100%

Historical Campus Proximity [2][3]

	As of				
	2Q18	1Q18	4Q17	3Q17	2Q17
Off-campus aligned	26%	26%	26%	26%	26%
On-campus	70	70	70	70	71
On-campus/aligned	96%	96%	96%	96%	97%
Off-campus/non-aligned	4	4	4	4	3
Total	100%	100%	100%	100%	100%

Ownership Interests [4]

	Number of Buildings	GLA [1]	Annualized Base Rent	% of Annualized Base Rent	As of [2]				
					2Q18	1Q18	4Q17	3Q17	2Q17
Fee Simple	308	15,035	$ 334,227	63%	62%	62 %	62 %	62 %	62 %
Customary Health System Restrictions	127	8,225	173,304	33	34	34	34	34	34
Economic with Limited Restrictions	5	262	7,334	1	1	1	1	1	1
Occupancy Health System Restrictions	10	727	14,555	3	3	3	3	3	3
Leasehold Interest Subtotal	142	9,214	195,193	37	38	38	38	38	38
Total	450	24,249	$ 529,420	100%	100%	100 %	100 %	100 %	100 %

(1) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(2) Percentages shown as percent of total GLA.
(3) Refer to page 24 for the reporting definitions of Off-campus/non-aligned and On-campus/aligned.
(4) Refer to pages 23 and 24 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.

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Healthcare Trust of America, Inc. I 17

Portfolio Information

Historical Leased Rate, New and Renewal Leasing Activity and Tenant Lease Expirations

(as of June 30, 2018, dollars and GLA in thousands)

Historical Leased Rate [(1)]

	As of				
	2Q18	1Q18	4Q17	3Q17	2Q17
Total portfolio leased rate	91.9%	91.8%	91.8%	91.7%	92.0%
On-campus/aligned leased rate	91.9	91.8	91.8	91.7	92.0
Off-campus/non-aligned leased rate	90.8	91.9	91.6	92.5	92.3
Total portfolio occupancy rate	90.9	90.7	91.0	90.6	91.1

New and Renewal Leasing Activity

	Total GLA	Average Term [(2)]	Average Base Rent [(3)]		Tenant Improvements [(3)]	Leasing Commissions [(3)]
			Expiring	Starting		
1Q 2018						
New Leases	177	6.4		$ 23.47	$ 24.72	$ 1.50
Renewal Leases	486	4.5	$ 22.69	23.31	4.81	1.04
Total 1Q 2018	663	5.0		23.33	10.40	1.17
2Q 2018						
New Leases	190	7.8		24.98	26.75	2.03
Renewal Leases	819	5.9	22.83	23.08	9.81	1.67
Total 2Q 2018	1,009	6.3		23.23	12.99	1.74
YTD 2018						
New Leases	367	7.1		24.27	25.76	1.77
Renewal Leases	1,305	5.4	$ 22.78	23.17	8.01	1.44
Total YTD 2018	1,672	5.8		$ 23.26	$ 11.99	$ 1.52

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases	% of Total Annualized Base Rent
Month-to-month	131	309	1.4%	$ 6,810	1.3%
2018	246	838	3.8	20,941	4.0
2019	583	2,451	11.0	62,724	11.8
2020	464	2,026	9.1	48,821	9.2
2021	568	2,846	12.8	63,561	12.0
2022	390	2,151	9.6	50,975	9.6
2023	274	1,854	8.3	40,171	7.6
2024	183	1,834	8.2	41,850	7.9
2025	168	1,140	5.1	27,284	5.2
2026	149	1,217	5.5	25,442	4.8
2027	156	2,047	9.2	54,596	10.3
Thereafter	258	3,572	16.0	86,245	16.3
Total	3,570	22,285	100%	$ 529,420	100%

(1) Calculations are based on percentage of total GLA, excluding GLA for projects under development and including 100% of the GLA of its unconsolidated joint venture.
(2) Amounts presented in years.
(3) Amounts presented per square feet.

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Healthcare Trust of America, Inc. I 18

Portfolio Information

Key Health System Relationships and Highlights

(as of June 30, 2018, dollars and GLA in thousands, except as otherwise noted)

Key Health System Relationships [1]

Health System	Weighted Average Remaining Lease Term [2]	Credit Rating	Total Leased GLA	% of Leased GLA	Annualized Base Rent	% of Annualized Base Rent
Baylor Scott & White Health	8	Aa3	849	3.8%	$ 22,393	4.2%
Highmark-Allegheny Health Network [3]	4	Baa2	914	4.1	17,730	3.3
Greenville Health System	6	A1	806	3.6	15,977	3.0
Community Health Systems (TN)	7	Caa1	702	3.2	14,298	2.7
Hospital Corporation of America	3	Ba1	455	2.0	12,135	2.3
Providence St. Joseph Health	2	Aa3	435	2.0	11,832	2.2
Tenet Healthcare System	7	B2	474	2.1	11,401	2.1
Ascension Health	5	Aa2	465	2.1	10,686	2.0
Tufts Medical Center	9	Aa2	255	1.1	10,306	2.0
Steward Health Care System	8	NR	383	1.7	9,817	1.9
Adventist Health	4	Aa2	312	1.4	6,957	1.3
Harbin Clinic	9	NR	313	1.4	6,704	1.3
Mercy Health	8	Aa3	251	1.1	6,235	1.2
Atrium Health	2	Aa3	197	0.9	5,901	1.1
UNC Health Care	8	Aa3	215	1.0	5,629	1.1
Total			7,026	31.5%	$ 168,001	31.7%

Health System Relationship Highlights

Baylor Scott & White Health (Aa3), headquartered in Dallas, Texas, is the largest not-for-profit health care system in Texas. Baylor Scott & White Health was started in 2013 with the combination of Baylor Health Care System and Scott & White Healthcare. BS&W includes approximately 48 hospitals, 800 patient care sites, 7,800 active physicians, and 47,000 employees.

Highmark-Allegheny Health Network (Baa2), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. Highmark-Allegheny Health Network has eight hospitals and more than 200 primary and specialty care practices. They have approximately 2,400 physicians in every clinical specialty, 19,000 employees and 2,000 volunteers. Together, they provide world-class medicine to patients in their communities, across the country and around the world.

Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS' Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way.

Community Health Systems (TN) (Caa1), headquartered in Franklin, Tennessee, is one of the nation's leading operators of general acute care hospitals. The organization affiliates own, operate or lease 119 hospitals in 20 dates with approximately 20,000 licensed beds. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings.

Hospital Corporation of America (Ba1), based in Nashville, Tennessee, HCA is one of the nation's leading providers of healthcare services. They are a company comprised of locally managed facilities that includes approximately 178 hospitals, 119 freestanding surgery centers in 20 states and the United Kingdom with 38,000 active physicians and employing approximately 249,000 people. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve.

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all HTA's health system tenants.
(2) Amounts presented in years.
(3) Credit rating refers to Highmark, Inc.

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Healthcare Trust of America, Inc. I 19

Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) As of 2Q18 4Q17 ASSETS Real estate investments: Land $ 486,403 $ 485,319 Building and improvements 5,873,927 5,830,824 Lease intangibles 633,938 639,199 Construction in progress 21,397 14,223 7,015,665 6,969,565 Accumulated depreciation and amortization (1,146,260) (1,021,691) Real estate investments, net 5,869,405 5,947,874 Assets held for sale, net 6,916 — Investment in unconsolidated joint venture 67,870 68,577 Cash and cash equivalents 26,191 100,356 Restricted cash 13,414 18,204 Receivables and other assets, net 215,250 207,857 Other intangibles, net 103,084 106,714 Total assets $ 6,302,130 $ 6,449,582 LIABILITIES AND EQUITY Liabilities: Debt $ 2,683,531 $ 2,781,031 Accounts payable and accrued liabilities 152,516 167,852 Liabilities of assets held for sale 161 — Derivative financial instruments - interest rate swaps 548 1,089 Security deposits, prepaid rent and other liabilities 65,012 61,222 Intangible liabilities, net 64,964 68,203 Total liabilities 2,966,732 3,079,397 Commitments and contingencies Redeemable noncontrolling interests 6,644 6,737 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 207,493,355 and 204,892,118 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively 2,075 2,049 Additional paid-in capital 4,580,373 4,508,528 Accumulated other comprehensive loss 1,367 274 Cumulative dividends in excess of earnings (1,332,759) (1,232,069) Total stockholders’ equity 3,251,056 3,278,782 Noncontrolling interests 77,698 84,666 Total equity 3,328,754 3,363,448 Total liabilities and equity $ 6,302,130 $ 6,449,582 2Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 20

Financial Statements

Condensed Consolidated Statements of Operations
(unaudited and in thousands, except per share data)

	Three Months Ended		Six Months Ended	
	2Q18	2Q17	2Q18	2Q17
Revenues:				
Rental income	$ 173,221	$ 139,525	$ 348,788	$ 263,518
Interest and other operating income	111	354	205	708
Total revenues	173,332	139,879	348,993	264,226
Expenses:				
Rental	53,553	43,523	109,575	82,543
General and administrative	8,725	8,472	17,511	16,895
Transaction	396	5,073	587	5,357
Depreciation and amortization	69,104	55,353	139,496	102,409
Impairment	—	5,093	4,606	5,093
Total expenses	131,778	117,514	271,775	212,297
Income before other income (expense)	41,554	22,365	77,218	51,929
Interest income (expense):				
Interest related to derivative financial instruments	186	(239)	128	(563)
Gain on change in fair value of derivative financial instruments, net	—	45	—	884
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	186	(194)	128	321
Interest related to debt	(26,491)	(17,706)	(52,686)	(33,764)
Gain on sale of real estate, net	—	—	—	3
Loss on extinguishment of debt, net	—	(10,386)	—	(10,418)
Income from unconsolidated joint venture	403	63	973	63
Other income	5	6	40	14
Net income (loss)	$ 15,657	$ (5,852)	$ 25,673	$ 8,148
Net income attributable to noncontrolling interests	(311)	(66)	(525)	(521)
Net income (loss) attributable to common stockholders	$ 15,346	$ (5,918)	$ 25,148	$ 7,627
Earnings per common share - basic:				
Net income (loss) attributable to common stockholders	$ 0.07	$ (0.03)	$ 0.12	$ 0.05
Earnings per common share - diluted:				
Net income (loss) attributable to common stockholders	$ 0.07	$ (0.03)	$ 0.12	$ 0.05
Weighted average common shares outstanding:				
Basic	205,241	176,464	205,155	159,218
Diluted	209,259	176,464	209,218	163,490
Dividends declared per common share	$ 0.305	$ 0.300	$ 0.610	$ 0.600

HTA LISTED NYSE

2Q 2018 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) Six Months Ended 2Q18 2Q17 Cash flows from operating activities: Net income $ 25,673 $ 8,148 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, amortization and other 135,177 100,536 Share-based compensation expense 5,703 3,839 Impairment 4,606 5,093 Income from unconsolidated joint venture (973) (63) Distributions from unconsolidated joint venture 975 — Gain on sale of real estate, net — (3) Loss on extinguishment of debt, net — 10,418 Change in fair value of derivative financial instruments — (884) Changes in operating assets and liabilities: Receivables and other assets, net (2,956) (2,742) Accounts payable and accrued liabilities (13,254) 14,272 Prepaid rent and other liabilities 1,157 1,907 Net cash provided by operating activities 156,108 140,521 Cash flows from investing activities: Investments in real estate (11,887) (2,202,815) Investment in unconsolidated joint venture — (68,839) Development of real estate (23,861) (348) Proceeds from the sale of real estate — 4,746 Capital expenditures (34,110) (26,022) Collection of real estate notes receivable 347 — Net cash used in investing activities (69,511) (2,293,278) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 85,000 305,000 Payments on unsecured revolving credit facility (85,000) (393,000) Proceeds from unsecured senior notes — 900,000 Payments on secured mortgage loans (99,218) (74,319) Deferred financing costs — (9,400) Debt extinguishment costs — (10,391) Security deposits 222 1,964 Proceeds from issuance of common stock 72,814 1,624,222 Repurchase and cancellation of common stock (11,553) (3,339) Dividends paid (125,128) (85,683) Distributions paid to noncontrolling interest of limited partners (2,689) (2,722) Net cash (used in) provided by financing activities (165,552) 2,252,332 Net change in cash, cash equivalents and restricted cash (78,955) 99,575 Cash, cash equivalents and restricted cash - beginning of period 118,560 25,045 Cash, cash equivalents and restricted cash - end of period $ 39,605 $ 124,620 2Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 22

Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Previously defined as Adjusted EBITDA, Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing items. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests; (iii) notes receivable interest income; and (iv) other GAAP adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight- line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of HTA’s tenants or their parent companies. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): NAREIT defines EBITDAre as net income or loss (computed in accordance with GAAP) plus: (i) interest expense and net change in the fair value of derivative financial instruments; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss from sale of real estate; and (vi) and proportionate share of joint venture depreciation, amortization and other adjustments. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. NOI should be reviewed in connection with other GAAP measurements. 2Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 23

Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) is actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred.  HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred. 2Q 2018 I Supplemental Information Healthcare Trust of America, Inc. I 24